EXHIBIT 99.1

                   TEXACO REPORTS THIRD QUARTER 2000 RESULTs
                   -----------------------------------------

FOR IMMEDIATE RELEASE: TUESDAY, OCTOBER 24, 2000.
-------------------------------------------------
    WHITE PLAINS, N.Y., Oct. 24, 2000 -- Texaco reported today third quarter 2000 income before special items of $815 million ($1.49 per share). Net income for the period was $798 million ($1.46 per share).


                                EARNINGS SUMMARY

                                Third Quarter            Nine Months
                                -------------          ---------------
                                2000     1999          2000      1999
----------------------------------------------------------------------
Income before
 special items
 (millions)                   $  815   $  453       $ 2,058    $  844
       Per share              $ 1.49   $ 0.83       $  3.76    $ 1.53
Net income
 (millions)                   $  798   $  387       $ 1,997    $  859
       Per share              $ 1.46   $ 0.71       $  3.65    $ 1.56
----------------------------------------------------------------------


    Chairman and Chief Executive Officer Peter I. Bijur commented, "We posted record earnings in the third quarter, due largely to sharply higher worldwide crude oil and U.S. natural gas prices, which greatly benefited our upstream operations. These higher prices were a result of several market factors, including increased global demand. Also contributing to upstream results was production from the Petronius field in the Gulf of Mexico which started-up in July. In the downstream, marketing margins, especially in the Caltex area, remained under pressure as higher crude oil costs could not be fully recovered in the marketplace."
    Bijur added, "Our capital and exploratory spending rose $600 million this year as we continued to invest in major upstream development projects and in alternate energy and power projects. In Nigeria, the successful Ekoli-1 exploration well recently confirmed the extension of Texaco's Agbami oil discovery on block 216 into the adjacent block 217."
    Commenting on the recently announced merger between Texaco and Chevron, Bijur said, "The two companies are natural partners. The merger will create a U.S.-based global enterprise that is highly competitive across all energy sectors."

                               Third Quarter            Nine Months
                                -------------          ---------------
Texaco Inc.                     2000     1999          2000      1999
 (Millions of dollars):
----------------------------------------------------------------------
Income before special items   $  815   $  453        $2,058    $  844
                              ------   ------        ------    ------

Net losses on major
 asset sales                     (12)     (80)          (77)     (135)
Tax issues                         -        -            46        65
Inventory valuation
 adjustments                       -       14             -       152
Employee benefits revision         -        -            18         -
Litigation and
 environmental issues             (5)       -           (22)        -
Reorganization, restructuring
 and employee separation
 costs                             -        -           (12)      (67)
Net loss on Erskine pipeline       -        -           (14)        -
                              ------   ------        ------    ------
Special items                    (17)     (66)          (61)       15
                              ------   ------        ------    ------
Net income                    $  798   $  387        $1,997    $  859
                              ======   ======        ======    ======

Details on special items are included in the following segment information.

OPERATING RESULTS

           EXPLORATION AND PRODUCTION

                                Third Quarter            Nine Months
                                -------------          ---------------
United States
 (Millions of dollars):         2000     1999          2000      1999
----------------------------------------------------------------------
Operating income before
 special items                $  487   $  258        $1,241    $  423
Special items                     (8)       -          (115)       21
                              ------   ------        ------    ------
Total operating income        $  479   $  258        $1,126    $  444
                              ======   ======        ======    ======


    U.S. Exploration and Production earnings for the third quarter and first nine months of 2000 were significantly higher than last year due to higher crude oil and natural gas prices. World crude oil prices were exceptionally strong during the third quarter. Despite production increases by OPEC members, concerns over low global inventories of both crude oil and refined products helped push crude oil prices to their highest levels since the Gulf War in 1991. The spot price of WTI crude oil averaged $31.66 per barrel during the third quarter, nearly $10.00 per barrel higher than in 1999.
    Texaco's realized crude oil prices for the third quarter and first nine months of 2000 were $28.11 and $25.79 per barrel, 69 percent and 101 percent higher than last year. U.S. natural gas prices also rose to record levels during the quarter, as low storage levels and continued strong demand exceeded the modest recovery in domestic production. For the third quarter and first nine months of 2000, Texaco's

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
                                      -3-

average realized natural gas prices were $4.01 and $3.23 per MCF, 64 percent and 55 percent above last year.
    Daily production decreased for both the third quarter and year. This expected reduction was due to the sale of non-core producing properties and natural field declines. First production from our Petronius project in the Gulf of Mexico began in July and is expected to average about 12,000 BOE per day in the fourth quarter. During the third quarter, we received $61 million from the sale of non-core producing properties, bringing our total cash proceeds for nine months 2000 to $391 million.
    Operating expenses increased this year as higher crude oil and natural gas prices led to significantly higher utilities expenses and production taxes. Exploratory expenses for the third quarter were $29 million before tax, $17 million higher than last year due to increased activity in the Gulf of Mexico. Exploratory expenses for the first nine months of 2000 were $70 million before tax, $34 million lower than last year, reflecting reduced activities.
    Results for the first nine months of 2000 included special charges of $115 million, including $8 million in the third quarter, for net losses on the sales of non-core producing properties. Results for 1999 included a special gain of $21 million for the sale of our interest in several California fields, a special benefit of $11 million for a production tax refund and a special charge of $11 million for employee separation costs.


                                Third Quarter            Nine Months
                                -------------          ---------------
International
 (Millions of dollars):         2000     1999          2000      1999
----------------------------------------------------------------------
Operating income before
 special items                $  299   $  129        $  787    $  191
Special items                     (4)       -            62        (2)
                              ------   ------        ------    ------
Total operating income        $  295   $  129        $  849    $  189
                              ======   ======        ======    ======


    International Exploration and Production operating results for the third quarter and first nine months of 2000 were considerably higher than last year due mostly to higher crude oil prices. Market conditions have continued to keep crude oil prices strong throughout the first nine months despite OPEC actions to increase production. Our realized crude oil prices for the third quarter and nine months 2000 were $26.69 and $24.60 per barrel, 57 percent and 84 percent higher than last year. Average natural gas prices were $1.58 per MCF for the third quarter and $1.50 per MCF for the first nine months, 17 percent and 10 percent above last year.
    Daily production decreased six percent for the third quarter and nine months 2000 due to scheduled maintenance and repairs in our U.K. North Sea operations, lower lifting entitlements for cost recovery in Indonesia as a result of higher crude oil prices and the planned sale of non-core producing

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
                                      -4-

properties. Production in the Partitioned Neutral Zone and the Karachaganak field in the Republic of Kazakhstan continues to be above last year's levels. We have received cash proceeds of $137 million from the sale of non-core producing properties this year.
    Operating expenses for the third quarter were flat with last year, while expenses for the first nine months decreased slightly.
Exploratory expenses for the third quarter were $77 million before tax, slightly higher than last year. Exploratory expenses for the first nine months were $149 million before tax, $29 million lower than last year which included an unsuccessful exploratory well in a new offshore area of Trinidad.
    Results for the third quarter of 2000 included a special charge of $4 million for net losses on the sale of non-core producing properties. Results for 2000 also included a special benefit of $80 million for net gains on the sale of non-core producing properties and a special charge of $14 million for net losses resulting from the Erskine pipeline interruption in the U.K. North Sea recorded earlier in the year. Results for 1999 included a special charge of $2 million for employee separation costs.


     REFINING, MARKETING AND DISTRIBUTION

                                Third Quarter            Nine Months
                              ---------------          ---------------
United States
 (Millions of dollars):         2000     1999          2000      1999
----------------------------------------------------------------------
Operating income before
 special items                $   82   $  118        $  175     $ 283
Special items                     (5)       -           (35)      (79)
                              ------   ------        ------     -----
Total operating income        $   77   $  118        $  140     $ 204
                              ======   ======        ======     =====


    U.S. Refining, Marketing and Distribution earnings were lower than last year for both the third quarter and the first nine months.
    Equilon's earnings declined from last year due to depressed marketing margins as pump prices lagged increases in supply costs in a very competitive market. Weak lubricant margins as a result of higher base oil costs also negatively impacted earnings. Maintenance activity at the Puget Sound, Martinez and Wood River refineries adversely impacted results for both years.
    Compared to last year, Motiva's results benefited from improved East and Gulf Coast refining margins as a result of lower gasoline and distillate inventories due to industry refinery downtime. Maintenance activities earlier this year at the Delaware City and Port Arthur refineries adversely impacted results. While refining results improved, marketing margins were negatively impacted by higher supply costs, which were not fully recovered in the market, and by lower branded gasoline sales volumes.

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
                                      -5-

    Results for the third quarter of 2000 included a $5 million special charge for environmental issues. Additionally, results for 2000 included special charges of $31 million for the loss on the sale of the Wood River refinery and $17 million for a patent litigation issue and a special gain of $18 million for an employee benefits revision. Results for 1999 included special charges of $76 million for losses on refinery asset sales and $11 million for employee separation costs and a special benefit of $8 million for inventory valuation adjustments.


                                Third Quarter            Nine Months
                                -------------          ---------------
International
 (Millions of dollars):         2000     1999          2000      1999
----------------------------------------------------------------------
Operating income before
 special items                 $  61    $  72        $  214    $  293
Special items                      -      (66)          (12)       84
                               ------   -----        ------    ------
Total operating income         $  61    $   6        $  202    $  377
                               =====    =====        ======    ======



    International Refining and Marketing earnings before special items for the third quarter of 2000 decreased from last year. Marketing results declined from lower margins in the Caltex area, Europe and Latin America. Refining results improved dramatically in Europe from higher margins in the U.K. and the Netherlands, but decreased in Latin America due to increased crude costs.
    Results for the first nine months of 2000 declined due to weak marketing margins from increased costs and highly competitive market conditions in the Caltex region, Latin America, West Africa and Europe. Lower volumes impacted Latin America and West Africa. Refining results were mixed as European and Asian margins improved, while the inability to fully recover increased crude costs negatively impacted refining margins in Panama and Guatemala. Rising utility costs negatively impacted refining results in all areas.
    Results for 2000 included first quarter special charges of $12 million for employee separation costs. Results for the third quarter of 1999 included net special charges of $66 million. These net charges included $32 million for our share of Caltex' loss on the sale of its equity interest in Koa Oil Co., Ltd. and $48 million for related deferred currency translation amounts plus favorable inventory valuation adjustments of $14 million. Additionally, results for 1999 included special benefits of $130 million for favorable inventory valuation adjustments and $54 million for a Korean tax benefit, as well as restructuring charges in Caltex of $25 million and employee separation costs in Europe and Latin America of $9 million.

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
                                      -6-

         GLOBAL GAS AND POWER

                                Third Quarter            Nine Months
                                -------------          ---------------
(Millions of dollars):          2000     1999          2000      1999
----------------------------------------------------------------------
Operating income before
 special items                 $  13     $  6         $  33     $  16
Special items                      -        -             -        (3)
                               -----     ----         -----     -----
Total operating income         $  13     $  6         $  33     $  13
                               =====     ====         =====     =====

    Operating results for 2000 benefited from the recovery of natural gas liquids prices. Results for the first nine months of 1999 included gains from several asset sales, including a gas gathering pipeline in the U.S. and our 50 percent interest in a U.K. retail gas marketing venture.
    Results for 1999 included a special charge of $3 million for employee separation costs.


CORPORATE/NON-OPERATING RESULTS

                                Third Quarter            Nine Months
                                -------------          ---------------
(Millions of dollars):          2000     1999          2000      1999
----------------------------------------------------------------------
Results before
 special items                $ (123)  $ (129)       $ (386)   $ (359)
Special items                      -        -            39        (6)
                              ------   ------        ------    ------
Total corporate/non-operating $ (123)  $ (129)       $ (347)   $ (365)
                              ======   ======        ======    ======

    Corporate and non-operating expenses before special items for the third quarter and first nine months of 2000 included lower interest and higher corporate expenses, including spending for our Olympic sponsorship program. Results for the first nine months of 1999 benefited from a $21 million gain on the sale of marketable securities earlier in the year.
    Results for 2000 included a special benefit of $46 million for favorable income tax settlements and a special charge of $7 million for early extinguishment of debt associated with the anticipated sale of an offshore producing facility in the U.K. North Sea. Results for 1999 included a special charge of $6 million for employee separation costs.

CAPITAL AND EXPLORATORY EXPENDITURES

    Capital and exploratory expenditures were $2,803 million for the first nine months of 2000, compared with $2,176 million for 1999.

                                     -more-

    Total upstream expenditures increased by 36 percent as we continued to focus on high impact projects. The international segment of the upstream increased by 57 percent as investment continued in the Malampaya natural gas project in the Philippines and the Karachaganak field in Kazakhstan. In addition to these projects, spending continued on the Captain B project in the U.K. North Sea and for development work in Nigeria deepwater. In the United States spending increased six percent. Expenditures in 2000 occurred in the Central and Permian basin regions while 1999 spending focused on the Gemini project in the deepwater Gulf of Mexico.
    Expenditures for Global Gas and Power increased more than 95 percent in 2000. Contributing to this increase was the purchase of a 20 percent investment in Energy Conversion Devices, Inc. and the development of a power project in Thailand. This project, in which Texaco holds a 37.5 percent interest, became operational July 1, 2000 and is a "state of the art" power plant in Thailand. These initiatives are representative of Texaco's continuing efforts to become a leader in the development of energy technology.
    In the United States downstream, refinery expenditures declined with the sales of the El Dorado refinery in November of 1999 and the Wood River refinery in June of 2000. In the international segment, expenditures decreased due to the completion of a project at the Pembroke refinery last year and lower spending in the U.K. marketing segment in 2000.

                                    - xxx -
CONTACT:     Andy Norman         914-253-4068

INVESTOR RELATIONS:
             Elizabeth Smith     914-253-4478

    Listen in live to Texaco's third quarter 2000 earnings discussion with financial analysts on Tuesday, October 24th at 11:30 am EDT at:

        http://www.webevents.broadcast.com/texaco/q300earnings
        ------------------------------------------------------

For technical assistance, call Sheila Lujan at 800-366-9831

     Note: This press release contains a number of forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In particular, statements made concerning Texaco's expected performance and financial results in future periods are based upon Texaco's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors known to Texaco, among others, could cause Texaco's actual results to differ materially from those described in the forward-looking statements: decreased demand for motor fuels, natural gas and other products; worldwide and industry economic conditions; inaccurate forecasts of crude oil, natural gas and petroleum product prices and production; higher costs, expenses and interest rates; etc. In addition, you are encouraged to review Texaco's latest reports filed with the SEC, including Texaco's Annual Report on Form 10-K filed with the SEC on March 24, 2000, which describes a number of additional risks and uncertainties that could cause actual results to vary materially from those listed in the forward-looking statements made in this press release.

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
                                      -8-

Income (loss)                   Third Quarter(a)        Nine Months(a)
(Millions of dollars)         ------------------     -----------------
                                2000     1999          2000      1999
                              ------   ------        ------    ------
Exploration and production
 United States                 $ 479    $ 258        $1,126     $ 444
 International                   295      129           849       189
                               -----    -----        ------     -----
    Total                        774      387         1,975       633

Refining, marketing and
 distribution
 United States                    77      118           140       204
 International                    61        6           202       377
                               -----    -----        ------     -----
    Total                        138      124           342       581

Global gas and power              13        6            33        13
                               -----    -----        ------     -----
    Total operating segments     925      517         2,350     1,227
                               -----    -----        ------     -----

Other business units              (4)      (1)           (6)       (3)

Corporate/Non-operating         (123)    (129)         (347)     (365)
                               -----    -----        ------     -----

    Net income                 $ 798    $ 387        $1,997     $ 859
                               =====    =====        ======     =====
Net income per common share
 (dollars) - diluted           $1.46    $ .71        $ 3.65     $1.56

Average number of common shares
 outstanding for computation of
 earnings per share (millions)
 - diluted                     543.2    546.3         544.4     535.2

Provision for income taxes
 included in net income        $ 622    $ 386        $1,389     $ 493

(a)  Includes special items indicated in this release.

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
                                      -9-



 Other Financial Data           Third Quarter            Nine Months
(Millions of dollars)         ---------------        -----------------
                                2000     1999          2000      1999
                              ------   ------        ------    ------
Revenues                     $13,359  $ 9,677      $36,699    $25,136

Total assets as
 of September 30                                   $30,500(b) $28,778

Stockholders' equity
 as of September 30                                $13,150(b) $11,960

Total debt as
 of September 30                                   $ 7,350(b) $ 7,291


Capital and exploratory
 expenditures
Exploration and production
     United States           $   277  $   162      $    661   $   623
     International               482      304         1,361       865
                             -------  --------     ---------  --------
          Total                  759      466         2,022     1,488

Refining, marketing and
 distribution
     United States               112       85           248       243
     International                94      118           235       294
                             -------  -------      --------   -------
          Total                  206      203           483       537

Global gas and power              68       43           252       129
                             -------  -------      --------   -------
          Total operating
           segments            1,033      712         2,757     2,154

Other business units               1        6            46        22
                             -------  -------      --------   -------
          Total              $ 1,034  $   718      $  2,803   $ 2,176
                             =======  =======      ========   =======
Exploratory expenses
 included above
     United States           $    29  $    12      $     70   $   104
     International                77       60           149       178
                             -------  -------      --------   -------
          Total              $   106  $    72      $    219   $   282
                             =======  =======      ========   =======

Dividends paid to
 common stockholders         $   244  $   245      $    733   $   719

Dividends per
 common share (dollars)      $   .45  $   .45      $   1.35   $  1.35

Dividend requirements for
 preferred stockholders      $     4  $     3      $     11   $    26

(b)  Preliminary

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
                                      -10-

  Operating Data                   Third Quarter            Nine Months
                                 ---------------        -----------------
                                   2000     1999          2000      1999
                                 ------   ------        ------    ------
Exploration and production

 United States
      Net production of
       crude oil and
       natural gas liquids
       (MBPD)                       338      395           360       400

      Net production of
       natural gas available
       for sale (MMCFPD)          1,273    1,416         1,328     1,460
                                 ------  -------       -------   -------
        Total net production
         (MBOEPD)                   550      631           581       643

      Natural gas sales
      (MMCFPD)                    3,824    3,263         3,758     3,284

      Average U.S. crude
      (per bbl.)                 $28.11   $16.65        $25.79    $12.81
      Average U.S. natural
       gas (per mcf)             $ 4.01   $ 2.44        $ 3.23    $ 2.09
      Average WTI (Spot)
       (per bbl.)                $31.66   $21.71        $29.84    $17.58
      Average Kern (Spot)
       (per bbl.)                $26.54   $15.38        $24.17    $11.49

 International
      Net production of
       crude oil and natural
       gas liquids (MBPD)
        Europe                      124      152           123       142
        Indonesia                   122      141           123       156
        Partitioned Neutral
         Zone                       141      127           137       122
        Other                        60       60            64        65
                                 ------  -------       -------   -------
           Total                    447      480           447       485

      Net production of
       natural gas available
       for sale (MMCFPD)
        Europe                      168      252           221       261
        Colombia                    183      161           193       158
        Other                       135       91           143       105
                                 ------  -------       -------   -------
           Total                    486      504           557       524
                                 ------  -------       -------   -------
           Total net production
            (MBOEPD)                528      564           540       573

      Natural gas sales
       (MMCFPD)                     509      539           586       551
      Average International
       crude (per bbl.)          $26.69   $16.96        $24.60    $13.36
      Average International
       natural gas (per mcf)     $ 1.58   $ 1.35        $ 1.50    $ 1.36
      Average U.K. natural
       gas (per mcf)             $ 2.57   $ 2.34        $ 2.39    $ 2.37
      Average Colombia
       natural gas (per mcf)     $ 1.34   $  .67        $ 1.13    $  .64

      Total worldwide net
       production (MBOEPD)        1,078    1,195         1,121     1,216

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

                                      -11-



Operating Data                  Third Quarter            Nine Months
                             ----------------       ------------------
                                2000     1999          2000      1999
                             -------  -------       -------   -------
Refining, marketing and
 distribution

  United States
       Refinery input (MBPD)
         Equilon area            209      390           260       376
         Motiva area             281      307           275       307
                               -----    -----         -----     -----
            Total                490      697           535       683

       Refined product sales
       (MBPD)
         Equilon area            671      717           707       667
         Motiva area             373      371           359       376
         Other                   285      290           306       296
                               -----    -----         -----     -----
            Total              1,329    1,378         1,372     1,339

  International
       Refinery input (MBPD)
         Europe                  355      331           368       356
         Caltex area             348      381           352       411
         Latin America/
          West Africa             70       68            62        71
                               -----    -----         -----     -----
            Total                773      780           782       838

       Refined product sales
        (MBPD)
         Europe                  638      585           627       609
         Caltex area             509      599           540       608
         Latin America/
          West Africa            499      479           471       485
         Other                    88       86            89        90
                               -----    -----         -----     -----
            Total              1,734    1,749         1,727     1,792
